Exhibit 4.20

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”), is dated as of October 27, 2010, and entered into by and among:

1.            INTERACTIVE NETWORK, INC., a Nevada corporation (“INI”), and FRIENDFINDER NETWORKS INC., a Nevada corporation (“FFN” and together with INI, the “Issuers”),

2.           EACH SUBSIDIARY OF THE ISSUERS THAT EXECUTES THIS AGREEMENT OR A JOINDER HERETO (collectively with the Issuers, the “Obligors”),

3.           U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), not individually but solely in its capacity as Senior Lien Trustee (as defined below) and as collateral agent for the Senior Lien Claimholders (as defined below), including its successors and assigns from time to time (in such capacity, the “Senior Lien Collateral Agent”),

4.           U.S. BANK, not individually but solely in its capacity as Cash Pay Second Lien Trustee (as defined below) and as collateral agent for Cash Pay Second Lien Claimholders (as defined below), including its successors and assigns from time to time (in such capacity, the “Cash Pay Second Lien Collateral Agent”), and

5.           U.S. BANK, not individually but solely in its capacity as Second Lien Trustee (as defined below) and as collateral agent for the Second Lien Claimholders (as defined below), including its successors and assigns from time to time (in such capacity, the “Non-Cash Pay Second Lien Collateral Agent” and together with the Cash Pay Second Lien Collateral Agent, the “Second Lien Collateral Agents”).

RECITALS

A.           This Agreement is being entered into in connection with:

(i)           the Indenture (as it may be amended from time to time in accordance with the terms of this Agreement, “Senior Lien Indenture”) of even date herewith among the Issuers, the “Guarantors” defined in and party thereto (herein the “Senior Lien Guarantors”), and U.S. Bank, as “Trustee” (including its successors, the “Senior Lien Trustee”);

(ii)           the Cash Pay Second Lien Indenture (as it may be amended from time to time in accordance with the terms of this Agreement, “Cash Pay Second Lien Indenture”) of even date herewith among the Issuers, the “Guarantors” defined therein and party thereto (herein the “Cash Pay Second Lien Guarantors”) and U.S. Bank, as “Trustee” defined therein and party thereto (including its successors, the “Cash Pay Second Lien Trustee”); and

 (iii)           the Non-Cash Pay Second Lien Indenture (as it may be amended from time to time in accordance with the terms of this Agreement, “Non-Cash Pay Second Lien Indenture” and together with the Cash Pay Second Lien Indenture, the “Second Lien Indenture”) of even date herewith among the Issuers, the “Guarantors” defined therein and party thereto (herein the “Non-Cash Pay Second Lien Guarantors” and together with the Cash Pay Second Lien Guarantors, the “Second Lien Guarantors”) and U.S. Bank, as “Trustee” defined therein and party thereto (including its successors, the “Non-Cash Pay Second Lien Trustee” and together with the Cash Pay Second Lien Trustee, the “Second Lien Trustee”).

B.           Pursuant to the Senior Lien Indenture:

(i)       the Senior Lien Trustee has been appointed the Senior Lien Collateral Agent for the Senior Lien Obligations (as defined below);

(ii)      the Senior Lien Guarantors have guarantied (the “Senior Lien Guaranty”) the full payment and performance of the Senior Lien Obligations; and

(iii)     the Senior Lien Trustee and the Senior Lien Collateral Agent are authorized and directed by the holders of the Senior Lien Obligations to enter into this Agreement and bind such holders.

C.           Pursuant to the Cash Pay Second Lien Indenture:

(i)       the Cash Pay Second Lien Trustee has been appointed the Cash Pay Second Lien Collateral Agent for the Cash Pay Second Lien Obligations (as defined below);

(ii)      the Cash Pay Second Lien Guarantors have guarantied (the “Cash Pay Second Lien Guaranty”) the full payment and performance of the Cash Pay Second Lien Obligations; and

(iii)     the Cash Pay Second Lien Trustee and the Cash Pay Second Lien Collateral Agent are authorized and directed by the holders of the Cash Pay Second Lien Obligations to enter into this Agreement and bind such holders.

D.           Pursuant to the Non-Cash Pay Second Lien Indenture:

(i)       the Non-Cash Pay Second Lien Trustee has been appointed the Non-Cash Pay Second Lien Collateral Agent for the Non-Cash Pay Second Lien Obligations (as defined below);

(ii)      the Non-Cash Pay Second Lien Guarantors have guarantied (the “Non-Cash Pay Second Lien Guaranty” and together with the Cash Pay Second Lien Guaranty, the “Second Lien Guaranty”) the full payment and performance of the Non-Cash Pay Second Lien Obligations; and

(iii)     the Non-Cash Pay Second Lien Trustee and the Non-Cash Pay Second Lien Collateral Agent are authorized and directed by the holders of the Non-Cash Pay Second Lien Obligations to enter into this Agreement and bind such holders.

E.           The Obligations defined in the Senior Lien Indenture, including the obligations of the Senior Lien Guarantors under the Senior Lien Guaranty and including, without limitation, interest and fees that accrue after the commencement of an Insolvency Proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (collectively, the “Senior Lien Obligations”), are secured by the liens and security interests granted under the Security Documents defined in the Senior Lien Indenture (collectively herein, the “Senior Lien Security Agreements”).

F.           The Obligations defined in the Cash Pay Second Lien Indenture, including the obligations of the Cash Pay Second Lien Guarantors under the Cash Pay Second Lien Guaranty and including, without limitation, interest and fees that accrue after the commencement of an Insolvency Proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (collectively, the “Cash Pay Second Lien Obligations”), are secured by the liens and security interests granted under the Security Documents defined in the Cash Pay Second Lien Indenture (collectively herein, the “Cash Pay Second Lien Security Agreements”).

G.           The Obligations defined in the Non-Cash Pay Second Lien Indenture, including the obligations of the Non-Cash Pay Second Lien Guarantors under the Non-Cash Pay Second Lien Guaranty and including, without limitation, interest and fees that accrue after the commencement of an Insolvency Proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (the “Non-Cash Pay Second Lien Obligations” and collectively with the Cash Pay Second Lien Obligations, the “Second Lien Obligations”) are secured by the liens and security interests granted under the Security Documents defined in the Non-Cash Pay Second Lien Indenture (the “Non-Cash Pay Security Agreements” and collectively with the Cash Pay Security Agreements, the “Second Lien Security Agreements”).

H.          The holders of Senior Lien Obligations from time to time, the Senior Lien Trustee and the Senior Lien Collateral Agent, and their respective successors and assigns, are collectively referred to as the “Senior Lien Claimholders” and each without differentiation as a “Senior Lien Claimholder.”

I.           The holders of Cash Pay Second Lien Obligations from time to time, the Cash Pay Second Lien Trustee and the Cash Pay Second Lien Collateral Agent, and their respective successors and assigns, are collectively referred to as the “Cash Pay Second Lien Claimholders” and each without differentiation as a “Cash Pay Second Lien Claimholder.”

J.           The holders of Non-Cash Pay Second Lien Obligations from time to time, the Non-Cash Pay Second Lien Trustee and the Non-Cash Pay Second Lien Collateral Agent, and their respective successors and assigns, are collectively referred to as (i) the “Non-Cash Pay Second Lien Claimholders” and together with the Cash Pay Second Lien Claimholders the “Second Lien Claimholders” and (ii) each without differentiation as a “Non-Cash Pay Second Lien Claimholder” and together with a Cash Pay Second Lien Claimholder a “Second Lien Claimholder.”

K.          In order to induce the Senior Lien Claimholders to purchase the securities offered under the Senior Lien Indenture, (i) the Non-Cash Pay Second Lien Claimholders have agreed to subordinate their right to payment under the Non-Cash Pay Second Lien Note Documents (as defined below) and (ii) the Second Lien Claimholders have agreed to subordinate their right to take Enforcement Action under the Second Lien Collateral Documents until the prior Payment in Full of the Senior Lien Obligations on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                      Definitions.

1.1           Defined Terms.  Capitalized terms used but not defined herein shall have the meanings given them in the Senior Lien Indenture.  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Intercreditor and Subordination Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Cash Pay Payments” has the meaning set forth in Section 3.1(a)(i).

“Cash Pay Pro Rata Share” shall mean, for any holder of Cash Pay Second Lien Obligations, the percentage obtained by dividing the aggregate outstanding principal amount of such holder’s Cash Pay Second Lien Securities by the aggregate outstanding principal amount of all Senior Lien Securities and Cash Pay Second Lien Securities.

“Cash Pay Second Lien Claimholders” has the meaning set forth in the Recitals.

“Cash Pay Second Lien Collateral Agent” has the meaning assigned to that term in the Preamble hereto.

“Cash Pay Second Lien Collateral Documents” means the Cash Pay Second Lien Security Agreements and any other mortgage, lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or other agreement, document or instrument pursuant to which a Lien is granted securing any Cash Pay Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Cash Pay Second Lien Indenture” has the meaning set forth in the Recitals.

“Cash Pay Second Lien Note Documents” means the Cash Pay Second Lien Indenture (including the Cash Pay Second Lien Guaranty), the Cash Pay Second Lien Securities, the Cash Pay Second Lien Collateral Documents and the other agreements, documents and instruments providing for or evidencing any other Cash Pay Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Cash Pay Second Lien Obligations, as the same may be modified from time to time pursuant hereto.

“Cash Pay Second Lien Obligations” means the Obligations (as defined in the Cash Pay Second Lien Indenture) in respect of the Cash Pay Second Lien Securities.

“Cash Pay Second Lien Securities” means the Securities (as defined in the Cash Pay Second Lien Indenture).

“Cash Pay Second Lien Trustee” has the meaning assigned to that term in the Recitals.

“Collateral” means all of the Senior Lien Collateral and Second Lien Collateral.

"Control Collateral" means any Collateral consisting of any Certificated Security, Instrument, Tangible Chattel Paper, Negotiable Documents and Investment Property (each as defined in the Uniform Commercial Code).

“DIP Financing” has the meaning assigned to that term in Section 6.8 hereof.

“Discharge of Senior Lien Obligations” means the Senior Lien Obligations being Paid in Full, notice of which will be given pursuant to Section 1.4.

“Disposition” has the meaning set forth in Section 6.1(a)(ii).

“Enforcement Action” means an action under applicable law to

(a)                      foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the Senior Lien Note Documents or the Second Lien Note Documents (including by way of set-off, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable),

(b)                      solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral,

(c)                      to receive a transfer of Collateral in satisfaction of Indebtedness or any other obligation secured thereby,

(d)                      to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Senior Lien Note Documents or the Second Lien Note Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral), or

(e)                      effect the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an event of default under the Senior Lien Note Documents or the Second Lien Note Documents with the consent of the Senior Lien Collateral Agent or Second Lien Collateral Agents, as applicable, provided that “Enforcement Action” will be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding against the owner of Collateral.

“Excess Senior Lien Obligations” means, to the extent that the principal amount of a Refinancing exceeds the maximum principal amount that may constitute a Permitted Refinancing, the amount by which the principal amount of such Refinancing exceeds the maximum principal amount that may constitute a Permitted Refinancing.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” means the Issuers and each Guarantor that has executed and delivered, or may from time to time hereafter execute and deliver, a Senior Lien Collateral Document or a Second Lien Collateral Document.

“Guarantor” means each subsidiary or affiliate of any Issuer that executes the Senior Lien Indenture or a joinder thereto as a Senior Lien Guarantor thereunder or the Second Lien Indenture or a joinder thereto as a Second Lien Guarantor.

“Insolvency Proceeding” means as to any Obligor (i) any proceeding, voluntary case or involuntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Obligor or for any substantial part of its property or (ii) shall make a general assignment for the benefit of creditors.

“Issuers” has the meaning assigned to that term in the Preamble hereto.

“New Senior Lien Collateral Agent” has the meaning assigned to that term in Section 6.5 hereof.

“Non-Cash Pay Refinanced Securities” has the meaning assigned to that term in Section 6.3(a).

“Non-Cash Pay Second Lien Claimholders” has the meaning set forth in the Recitals.

“Non-Cash Pay Second Lien Collateral Agent” has the meaning assigned to that term in the Preamble hereto.

“Non-Cash Pay Second Lien Collateral Documents” means the Non-Cash Pay Second Lien Security Agreements and any other mortgage, lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or other agreement, document or instrument pursuant to which a Lien is granted securing any Non-Cash Pay Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Non-Cash Pay Second Lien Indenture” has the meaning set forth in the Recitals.

“Non-Cash Pay Second Lien Maturity Date” means, for purposes of this Agreement, April 30, 2014 or if a Non-Cash Pay Second Lien Refinancing has occurred, the maturity date set forth therein (it being understood that the occurrence for any reason of the “Maturity Date” as defined in the Non-Cash Pay Second Lien Indenture prior to April 30, 2014 or, if a Non-Cash Pay Second Lien Refinancing has occurred, prior to the occurrence of the maturity date set forth therein shall not, in each case, alter the Non-Cash Pay Second Lien Maturity Date as such definition is used in this Agreement).

“Non-Cash Pay Second Lien Note Documents” means the Non-Cash Pay Second Lien Indenture (including the Non-Cash Pay Second Lien Guaranty), the Non-Cash Pay Second Lien Securities, the Non-Cash Pay Second Lien Collateral Documents and the other agreements, documents and instruments providing for or evidencing any other Non-Cash Pay Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Non-Cash Pay Second Lien Obligations, as the same may be modified from time to time pursuant hereto.

“Non-Cash Pay Second Lien Obligations” means the Obligations (as defined in the Non-Cash Pay Second Lien Indenture) in respect of the Non-Cash Pay Second Lien Securities.

“Non-Cash Pay Second Lien Refinance” means, in respect of the Non-Cash Pay Second Lien Obligations, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, the Non-Cash Pay Second Lien Obligations in whole or in part subject to the limitations set forth in this Agreement.  “Non-Cash Pay Second Lien Refinanced” and “Non-Cash Pay Second Lien Refinancing” shall have correlative meanings.

“Non-Cash Pay Second Lien Securities” means the Securities (as defined in the Non-Cash Pay Second Lien Indenture).

“Non-Cash Pay Second Lien Trustee” has the meaning assigned to that term in the Recitals.

“Obligors” has the meaning assigned to that term in the Preamble hereto.

“Paid in Full” and “Payment in Full” each mean, subject to Section 6.5, the occurrence of the indefeasible payment in full in cash and performance of all Senior Lien Obligations.  For avoidance of doubt, any termination of rights and remedies of Senior Lien Claimholders that is provided for in this Agreement upon Payment in Full shall be subject to the continuing effectiveness of Section 8.18 of this Agreement.

“Permitted Refinancing” means, subject to Section 6.7(b), a Refinancing that does not result in the aggregate principal amount of such Refinancing debt exceeding the sum of (a) the aggregate principal amount of the Senior Lien Securities then outstanding plus an additional ten percent (10%) thereof to pay the optional redemption premium contemplated by the Senior Lien Indenture, (b) unpaid and accrued interest on the Senior Lien Securities and (c) reasonable and customary fees and expenses incurred in connection with such Refinancing, including, without limitation, fees and expenses of counsel, investment banks and other advisors; provided, however, except in an Insolvency Proceeding, the prior written consent of the majority holders of the Non-Cash Pay Second Lien Securities shall be required to refinance the Senior Lien Securities if the maturity date of such refinancing debt extends beyond the Non-Cash Pay Second Lien Maturity Date; provided further, that, so long as the Conru/Mapstead Affiliates collectively hold at least a majority of the outstanding principal amount of the Non-Cash Pay Second Lien Securities following such Refinancing, any fees payable to the holders refinancing the Senior Lien Securities shall only be paid if commensurate fees are payable to the holders refinancing the Non-Cash Pay Second Lien Securities in a Non-Cash Pay Second Lien Refinancing that is concurrent with such Refinancing.  For the avoidance of doubt, the immediately preceding proviso (i) shall not apply to any underwriting fees or any other fees that are not generally payable to the holders of the Refinancing debt as a class and (ii) shall not apply to the ten percent (10%) optional redemption premium provided for under the Senior Lien Indenture (and not any Refinancing).

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Recovery” has the meaning set forth in Section 8.18 hereof.

“Refinance” means, in respect of the Senior Lien Obligations, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, the Senior Lien Obligations in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Bankruptcy Payments” has the meaning assigned to that term in Section 6.8(c) hereof.

“Second Lien Claimholders” has the meaning set forth in the Recitals.

“Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted pursuant to any Second Lien Collateral Document as security for any Second Lien Obligations.

“Second Lien Collateral Agents” has the meaning set forth in the Preamble hereto.

“Second Lien Collateral Documents” means the Second Lien Security Agreements and any other mortgage, lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Guaranty” has the meaning set forth in the Recitals.

“Second Lien Indenture” has the meaning set forth in the Recitals.

“Second Lien Note Documents” means the Second Lien Indenture (including the Second Lien Guaranty), the Second Lien Securities, the Second Lien Collateral Documents, this Agreement and the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, as the same may be modified from time to time pursuant hereto.

“Second Lien Obligations” has the meaning set forth in the Recitals.

“Second Lien Securities” shall mean the Cash Pay Second Lien Securities and the Non-Cash Pay Second Lien Securities.

“Second Lien Security Agreements” has the meaning assigned to that term in the Recitals hereto.

“Senior Lien Claimholders” has the meaning set forth in the Recitals.

“Senior Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted pursuant to a Senior Lien Collateral Document as security for any Senior Lien Obligations.

“Senior Lien Collateral Agent” has the meaning set forth in the Preamble hereto.

“Senior Lien Collateral Documents” means, collectively, the Senior Lien Security Agreements and any other mortgage, lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or other agreement, document or instrument pursuant to which a Lien is granted securing any Senior Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Senior Lien Indenture” has the meaning set forth in the Recitals.

“Senior Lien Note Documents” means the Senior Lien Indenture (including the Senior Lien Guaranty), the Senior Lien Securities, the Senior Lien Collateral Documents, this Agreement and each of the other agreements, documents and instruments providing for or evidencing any other Senior Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Senior Lien Obligations, including any intercreditor or joinder agreement among holders of Senior Lien Obligations, to the extent such are effective at the relevant time, as each may be modified or Refinanced from time to time in accordance with the terms herein.

“Senior Lien Guaranty” has the meaning assigned to that term in the Recitals hereto.

“Senior Lien Indenture” has the meaning set forth in the Recitals.

“Senior Lien Obligations” has the meaning assigned to that term in the Recitals hereto.

“Senior Lien Securities” means the Securities (as defined in the Senior Lien Indenture).

“Senior Lien Security Agreements” has the meaning assigned to that term in the Recitals hereto.

“Senior Lien Trustee” has the meaning set forth in the Recitals.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3           Relationship Among Claimholders in each Tranche.  The terms and provisions of this Agreement shall not govern the relationship of the Senior Lien Claimholders as among themselves, the relationship of the Cash Pay Second Lien Claimholders as among themselves or the relationship of the Non-Cash Pay Second Lien Claimholders as among themselves, which relationships shall be governed by the provisions of the Senior Lien Note Documents, Cash Pay Second Lien Note Documents and the Non-Cash Pay Second Lien Note Documents, as applicable.

1.4           Notice of Payment in Full.  Promptly, and in any event within three business days after receipt of written notice of Payment in Full of the Senior Lien Obligations, the Senior Lien Collateral Agent shall provide written notice to the Cash Pay Second Lien Trustee, the Cash Pay Second Lien Collateral Agent, the Non-Cash Pay Second Lien Trustee and the Non-Cash Pay Second Lien Collateral Agent that the Discharge of Senior Lien Obligations has occurred.

Section 2.                      Lien Priorities.

2.1           Relative Priorities.  Subject to Section 6.3(a) of this Agreement, notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral, or of any Liens securing the Senior Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the provisions of the Second Lien Note Documents, the Senior Lien Note Documents or any other circumstance whatsoever (including, without limitation, the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, or the fact that any such Liens securing the Senior Lien Obligations are at any time (x) subordinated to any Lien securing any obligation of any Person or to any Indebtedness in favor of any Person or (y) otherwise subordinated, voided, avoided, invalidated or lapsed), the Second Lien Claimholders hereby agree that:  (a) any Lien on the Collateral securing any Senior Lien Obligations now or hereafter held by or on behalf of the Senior Lien Collateral Agent or any Senior Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of  any Second Lien Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Lien Obligations.  Subject to Section 6.3(a) of this Agreement, all Liens on the Collateral securing any Senior Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, or the fact that any such Liens in favor of any Senior Lien Collateral Agent are (x) subordinated to any Lien securing any obligation of any Person or to any Indebtedness in favor of any Person or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

2.2           Prohibition on Contesting Liens.  Each of the Cash Pay Second Lien Collateral Agent, for itself and on behalf of each Cash Pay Second Lien Claimholder, the Non-Cash Pay Second Lien Collateral Agent, for itself and on behalf of each Non-Cash Pay Second Lien Claimholder, and the Senior Lien Collateral Agent, for itself and on behalf of each Senior Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the Senior Lien Claimholders in the Senior Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Lien Collateral Agent or any Senior Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the Senior Lien Obligations as provided in Sections 2.1 and 3, and release of the Liens encumbering Second Lien Collateral as provided in Section 6.1.

2.3           No New Liens.  So long as the Discharge of Senior Lien Obligations has not occurred, the parties hereto agree that the Issuers shall not, and shall not permit any Guarantor to, grant or permit any additional Liens on any asset or property (a) to secure any Second Lien Obligation unless it has granted a Lien on such asset or property to secure the Senior Lien Obligations or (b) to secure any Senior Lien Obligation unless it has granted a Lien on such asset or property to secure the Second Lien Obligations.  To the extent that the foregoing clause (a) or (b) is not complied with for any reason, without limiting any other rights and remedies available to the Senior Lien Collateral Agent and/or the Senior Lien Claimholders, the Second Lien Claimholders agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.3.

Section 3.                      Enforcement.

3.1           Exercise of Remedies.

(a)           Whether or not any Insolvency Proceeding has been commenced by or against any Issuer or any other Grantor:

(i)           Until the Discharge of Senior Lien Obligations, but subject to the rights of the Cash Pay Second Lien Claimholders to make demand for and receive payment of principal, interest and fees in accordance with the Cash Pay Second Lien Indenture in an amount not to exceed their Cash Pay Pro Rata Share so long as (x) the source of the funds for each such payment is not proceeds of Collateral in connection with the exercise of any Enforcement Action and (y) no Insolvency Proceeding has commenced (such permitted payments, the “Cash Pay Payments”), the Second Lien Claimholders will not make any demand for or accept any payment or other distribution, whether in cash, securities or other property and whether or not scheduled under the Second Lien Securities or exercise or seek to exercise any Enforcement Action under any Second Lien Note Documents (including, without limitation, the exercise of any right under any Second Lien Collateral Document) (for avoidance of doubt, no such action may be taken by or on behalf of any Second Lien Claimholder against any Issuer or any Second Lien Guarantor, nor may any payment be received therefrom (except the Cash Pay Payments) until the Discharge of Senior Lien Obligations has occurred); provided, however, that, for the avoidance of doubt, the foregoing is not intended to preclude any Second Lien Claimholder from receiving scheduled interest payments paid in kind, including scheduled interest payments paid in kind following the imposition of a default rate of interest if such rate may otherwise be imposed under any Second Lien Note Documents;

(ii)          Except to the extent permitted in Section 6.11 of this Agreement, no Second Lien Claimholder will at any time (a) contest, protest or object to any Enforcement Action brought by the Senior Lien Collateral Agent or any Senior Lien Claimholder or any other exercise by the Senior Lien Collateral Agent or any Senior Lien Claimholder, of any rights and remedies under the Senior Lien Note Documents or otherwise, or (b) contest, protest or object to the forbearance by the Senior Lien Collateral Agent or the Senior Lien Claimholders from bringing or pursuing any Enforcement Action or any other exercise of any rights or remedies against any Issuer or Guarantor, in each case so long as the respective interests of the Second Lien Claimholders attach to the proceeds of foreclosure proceedings against the Collateral, subject to the relative priorities described in Section 2.1 hereof; and

(iii)         Until the Discharge of Senior Lien Obligations, but subject to the rights of the Cash Pay Second Lien Claimholders to make demand for and receive Cash Pay Payments, the Senior Lien Collateral Agent and the Senior Lien Claimholders shall have the exclusive right to take any Enforcement Action (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Claimholders; provided, however, that (1) in any Insolvency Proceeding commenced by or against the Issuers or any other Grantor, any Second Lien Claimholder may file a proof of claim or statement of interest with respect to the Second Lien Obligations, (2) the Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (3) the Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement, and (4) the Second Lien Claimholders shall be entitled to file other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral.

The foregoing shall not in any way limit or impair the right of the Second Lien Claimholders from bidding in cash for and purchasing Collateral in cash at any private or judicial foreclosure upon such Collateral initiated by the Senior Lien Collateral Agent.

(b)           In exercising any Enforcement Action at any time, the Senior Lien Collateral Agent and the Senior Lien Claimholders may at any time enforce the provisions of the Senior Lien Note Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)           Until the Discharge of Senior Lien Obligations and whether or not any Insolvency Proceeding has been commenced by or against any Issuer or any other Grantor, the Second Lien Claimholders agree that they will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set off) with respect to any Collateral and shall not take any Enforcement Action.  Without limiting the generality of the foregoing, until the Discharge of Senior Lien Obligations, but subject to the rights of the Cash Pay Second Lien Noteholders to make demand for and receive Cash Pay Payments and the Second Lien Claimholders’ rights under Section 3.3, the sole right of the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lien Obligations has occurred and otherwise in accordance with the terms of the Second Lien Note Documents and applicable law.

(d)           Without waiving any of their rights to take the actions permitted in Section 6.11 of this Agreement at any time, the Second Lien Claimholders (i) agree not to take any action that would hinder any Enforcement Action under the Senior Lien Note Documents or that is otherwise prohibited hereunder, including by taking any Enforcement Action, and (ii) hereby waive any and all rights they may have as a junior lien creditor or otherwise to object to the manner in which the Senior Lien Collateral Agent or the Senior Lien Claimholders seek to enforce or collect the Senior Lien Obligations or the Liens granted in any of the Senior Lien Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Lien Collateral Agent or Senior Lien Claimholders is adverse to the interest of the Second Lien Claimholders.

(e)           All Enforcement Actions of the Senior Lien Claimholders taken by them or on their behalf shall be subject to the requirement that such Enforcement Action on the part of the Senior Lien Claimholders is commercially reasonable under the circumstances and in compliance with applicable law.  All actions of the Senior Lien Claimholders shall be presumed to be commercially reasonable for all purposes hereunder unless and until a contrary determination is made by final, non-appealable order of a court of competent jurisdiction.

(f)           Each Second Lien Claimholder hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Note Document shall be deemed to restrict in any way the rights and remedies of the Senior Lien Collateral Agent or the Senior Lien Claimholders with respect to the Collateral as set forth in this Agreement and the Senior Lien Note Documents.

3.2           Cooperation.  Until the Discharge of Senior Lien Obligations, but subject to (A) the rights of the Cash Pay Second Lien Claimholders to make demand for and receive Cash Pay Payments and (B) the Second Lien Claimholders’ rights under Section 3.3, the Second Lien Claimholders agree that they will not commence, or join with any Person in commencing, any Enforcement Action (including, without limitation, in any Insolvency Proceeding) with respect to any Lien held by them under the Second Lien Collateral Documents or any other Second Lien Note Document or otherwise.  Following the Discharge of Senior Lien Obligations, Senior Lien Collateral Agent shall reasonably promptly execute documents and take other steps that Senior Lien Collateral Agent determines to be reasonably necessary, at the expense of the Grantors, to transfer to the Second Lien Claimholders all deposit account control agreements and other similar Senior Lien Collateral Documents in which the Second Lien Claimholders have a residual interest for continuing perfection of heretofore shared Liens.

3.3           Second Lien Claimholder Right to Declare Default.  Strictly subject to the restrictions against Enforcement Action imposed upon the Second Lien Claimholders in this Agreement, the Senior Lien Claimholders acknowledge and agree that, whether or not the Discharge of Senior Lien Obligations has occurred, nothing set forth in this Agreement is intended to prohibit the Second Lien Claimholders from declaring the occurrence of, and notifying any Issuer or any Second Lien Guarantor of the occurrence of, a “Default” or an “Event of Default” under the Second Lien Note Documents and imposing a default rate of interest that is payable in kind; provided, however, the Second Lien Claimholders shall not accelerate the Second Lien Obligations in response to such Default or Event of Default without the prior written consent of the Senior Lien Trustee or unless the Senior Lien Obligations (including, for the avoidance of doubt, Senior Lien Obligations arising from a Refinance) have been accelerated; provided that if the acceleration of the Senior Lien Obligations is no longer effective then the acceleration of the Second Lien Obligations shall automatically no longer be effective.

3.4           Reciprocal Delivery of Notices and Demands.  Senior Lien Claimholders and Second Lien Claimholders each hereby agree that any formal written (i) notice of the occurrence and continuance of a “Default” or “Event of Default” under the Senior Lien Note Documents or the Second Lien Note Documents, as applicable, (ii) demand for payment or performance under the Senior Lien Note Documents or the Second Lien Note Documents, as applicable, (iii) forbearance in respect of a “Default” or “Event of Default” under the Senior Lien Note Documents or the Second Lien Note Documents, as applicable, or (iv) waiver of a “Default” or “Event of Default” under the Senior Lien Note Documents or the Second Lien Note Documents, as applicable, that is delivered to any Issuer or Guarantor shall also be substantially concurrently delivered to the Senior Lien Trustee, Senior Lien Collateral Agent, the Cash Pay Second Lien Trustee and the Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Trustee and the Non-Cash Pay Second Lien Collateral Agent as applicable.  For avoidance of doubt, (x) the failure of Senior Lien Claimholders or Second Lien Claimholders, as applicable, to make such substantially concurrent delivery to the Senior Lien Trustee, Senior Lien Collateral Agent, the Cash Pay Second Lien Trustee and the Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Trustee and the Non-Cash Pay Second Lien Collateral Agent shall not invalidate such writing as to the Issuers or any Guarantor and (y) nothing set forth herein is intended to authorize the making of any demand by the Second Lien Claimholders for payment or performance that is not otherwise expressly permitted pursuant to this Agreement.

Section 4.                      Payment Subordination.

4.1           Subordination of Payment of Non-Cash Pay Second Lien Obligations.

  Each Non-Cash Pay Second Lien Claimholder hereby agrees, in each case with respect to each Non-Cash Pay Second Lien Security or other Non-Cash Pay Second Lien Obligations now or hereafter held by such Non-Cash Pay Second Lien Claimholder, that until the Discharge of Senior Lien Obligations has occurred, (a) no payments or other distributions, whether in cash, securities or other property and whether or not scheduled (other than scheduled interest payments paid in kind), may be made by or on behalf of FFN or any of its Subsidiaries, and no such payment or other distribution, whether in cash, securities or other property, if made in contravention hereof shall be accepted by any Non-Cash Pay Second Lien Claimholder, in respect of the Non-Cash Pay Second Lien Obligations, whether or not such Non-Cash Pay Second Lien Obligations have become due and payable for any reason whatsoever and regardless of the source of such payments, and (b) any payments or other distributions, whether in cash, securities or other property (other than scheduled interest payments paid in kind), so received by or for the benefit of a Non-Cash Pay Second Lien Claimholder shall be immediately turned over to the Senior Lien Collateral Agent pursuant to Section 4.3 below.  Each Non-Cash Pay Second Lien Claimholder further agrees that any payments or other distributions, whether in cash, securities or other property (other than scheduled interest payments paid in kind), received by or for the benefit of a Non-Cash Pay Second Lien Claimholder in respect of such Claimholder’s Non-Cash Pay Second Lien Obligations (both before and after maturity thereof) in any manner and from any source whatsoever shall be conclusively presumed to constitute Collateral or proceeds of Collateral.

4.2           Application of Proceeds and Payments.

(a)           So long as the Discharge of Senior Lien Obligations has not occurred, any Collateral or proceeds thereof received by the Senior Lien Collateral Agent in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of any Enforcement Action, shall be applied by the Senior Lien Collateral Agent to the Senior Lien Obligations in such order as specified in the relevant Senior Lien Note Documents.  Upon the Discharge of Senior Lien Obligations, the Senior Lien Collateral Agent shall deliver to the Cash Pay Second Lien Trustee and the Non-Cash Pay Second Lien Trustee on a pro rata basis in relation to the then aggregate amounts outstanding (under each of the Cash Pay Second Lien Indenture and the Non-Cash Pay Second Lien Indenture, such amounts being certified to the Senior Lien Collateral Agent by the respective trustees thereof) any proceeds of Collateral held by the Senior Lien Collateral Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Cash Pay Second Lien Trustee or the Non-Cash Pay Second Lien Trustee to the applicable Second Lien Obligations in such order as specified in the relevant Second Lien Collateral Documents.

(b)           In the event of any Insolvency Proceeding involving any Issuer or Guarantor, all Senior Lien Obligations shall first be Paid in Full before any payments or other distributions, whether in cash, securities or other property, shall be made to the Second Lien Claimholders on account of any Second Lien Obligations.  Any amounts that would otherwise be paid to the Second Lien Claimholders but for the provisions of this Section 4.2(b) shall instead be paid to the Senior Lien Claimholders until Discharge of Senior Lien Obligations has occurred, and any amounts received by the Second Lien Claimholders in contravention of the provisions of this Section 4.2(b) shall be subject to the turnover provisions of Section 4.3.

4.3           Authorization of Receipt of Funds by the Agent Under the Collateral Documents; Turnover of Collections on Collateral.  Except for the receipt of Cash Pay Payments by the Cash Pay Second Lien Claimholders, the Senior Lien Collateral Agent is authorized to receive for the benefit of the Senior Lien Claimholders any funds distributed to the Second Lien Claimholders under the Second Lien Collateral Documents or in any Insolvency Proceeding, and to make further distributions of such funds to the Senior Lien Claimholders according to the provisions of the Senior Lien Note Documents.  Until the Discharge of Senior Lien Obligations, any Collateral or proceeds thereof received by the Second Lien Claimholders or any one of them, both before and after commencement of any Insolvency Proceeding and including specifically any principal payments made for any reason whatsoever or any distribution on account of any proof of claim or interest of any Second Lien Claimholders in any Insolvency Proceeding, in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Senior Lien Collateral Agent for the benefit of the Senior Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The Senior Lien Collateral Agent is hereby authorized to make any such endorsements as agent for any such Second Lien Claimholder(s).  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.  For avoidance of doubt, (i) Cash Pay Payments permitted by this Agreement shall not be subject to turn over pursuant to this Section, (ii) interest paid in kind on the Second Lien Obligations shall not be subject to turn over pursuant to this Section and (iii) any amounts received by Second Lien Claimholders on account of the Second Lien Obligations (other than the items referenced in clauses (i) and (ii) above) before the Discharge of Senior Lien Obligations must be turned over to the Senior Lien Collateral Agent pursuant to this Agreement.

Section 5.                      [Reserved.]

Section 6.                      Other Agreements.

6.1           Releases.

(a)           If, in connection with:

(i)           the exercise of any Enforcement Action by the Senior Lien Collateral Agent; or

(ii)           any sale, lease, exchange, transfer or other disposition (collectively, a “Disposition”) of any Collateral permitted under the terms of the Senior Lien Note Documents (whether or not an Event of Default thereunder, and as defined therein, has occurred and is continuing), the Senior Lien Collateral Agent, on behalf of the Senior Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Guarantor from its obligations under its guaranty of the Senior Lien Obligations, in each case other than in connection with the Discharge of Senior Lien Obligations, then the Liens, if any, of the Second Lien Claimholders on such Collateral, including real property Collateral, and the obligations of such Guarantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released to the same extent as released by the Senior Lien Collateral Agent, and the Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Collateral Agent, promptly upon the request of the Senior Lien Collateral Agent, shall execute and deliver to the Senior Lien Collateral Agent or Issuers or such Guarantor such termination statements, reconveyances of mortgage, releases and other documents as the Senior Lien Collateral Agent or Issuers or Guarantor may request to effectively confirm such release.

(b)           Until the Discharge of Senior Lien Obligations occurs, the Second Lien Claimholders hereby irrevocably constitute and appoint the Senior Lien Collateral Agent and any officer or agent of the Senior Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Claimholders or such holder or in the Senior Lien Collateral Agent’s own name, from time to time in the Senior Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 6.1, to take any and all appropriate action and to execute any and all documents and instruments, including without limitation reconveyances of Mortgages, which may be necessary to accomplish the purposes of this Section 6.1, including any endorsements or other instruments of transfer or release.  This power of attorney is coupled with an interest and is irrevocable.

(c)           Until the Discharge of Senior Lien Obligations occurs, the Second Lien Note Documents shall be deemed for all purposes to permit any Disposition of Collateral, including all or substantially all of the Collateral, so long as the proceeds of such Collateral are used (i) solely to pay or prepay the Senior Lien Obligations if the Senior Lien Claimholders have initiated an Enforcement Action or (ii) in accordance with the Senior Lien Indenture in all other cases, in each case, until the Senior Lien Obligations have been Paid in Full, at which time the proceeds of such Collateral shall be used to pay or prepay the Second Lien Obligations.  For the avoidance of doubt, until the Discharge of Senior Lien Obligations occurs, the proceeds from Collateral (including Disposition of Collateral whether in the ordinary course of a Grantor’s business or otherwise) shall be applied pursuant to the terms of the Senior Lien Indenture and shall not be applied to pay or prepay any Second Lien Obligations (including the Cash Pay Second Lien Obligations except as expressly permitted under the Senior Lien Indenture; provided, however, no proceeds of Collateral shall be applied to pay or prepay the Cash Pay Second Lien Obligations if any Senior Lien Claimholder has taken any Enforcement Action).

(d)           Until the Discharge of Senior Lien Obligations occurs, to the extent that the Senior Lien Collateral Agent or Senior Lien Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new senior priority liens or additional guaranties from Grantors, then the Second Lien Claimholders shall be granted a second priority lien on any such Collateral and shall obtain any such additional guaranties, as the case may be.

(e)           The Senior Lien Claimholders agree that all actions taken by them in respect of a disposition of Collateral, whether consensually or by foreclosure, shall be subject to the commercial reasonableness requirement to the extent set forth in Section 3.1(e) of this Agreement.

6.2           Insurance.  Unless and until the Discharge of Senior Lien Obligations has occurred, the Senior Lien Collateral Agent and the Senior Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lien Note Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral.  Unless and until the Discharge of Senior Lien Obligations has occurred, and subject to the rights of the Grantors under the Senior Lien Collateral Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the Senior Lien Collateral Agent for the benefit of the Senior Lien Claimholders pursuant to the terms of the Senior Lien Note Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit and hedging agreements, in each case in an amount reasonably satisfactory to the Senior Lien Collateral Agent) and thereafter, to the extent no Senior Lien Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Collateral Documents, to the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of Senior Lien Obligations has occurred, if any of the Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, they shall pay such proceeds over to the Senior Lien Collateral Agent in accordance with the terms of Section 4.3 of this Agreement.  For the avoidance of doubt, until the Discharge of Senior Lien Obligations occurs, the proceeds from Collateral (including proceeds received from an insurance policy or any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation whether in the ordinary course of a Grantor’s business or otherwise)) shall be applied pursuant to the terms of the Senior Lien Indenture and shall not be applied to pay or prepay any Second Lien Obligations except if and as expressly permitted under the Senior Lien Indenture.

6.3           Amendments to Senior Lien Note Documents and Second Lien Note Documents; Refinancing of the Senior Lien Obligations and Second Lien Obligations.

(a)           The Senior Lien Note Documents may be amended, supplemented or otherwise modified in accordance with their terms, and the Senior Lien Indenture may be Refinanced, in each case, without the consent of the Second Lien Claimholders except as expressly provided for in Article IX of the Senior Lien Indenture, provided that, (i) if Conru/Mapstead Affiliates no longer hold Senior Lien Securities (subject to Sections 6.13 and 8.18), and until such date as Andrew Conru and his Affiliates hold at any one time less than $50.0 million of the principal amount of (x) the Non-Cash Pay Second Lien Securities or, (y) if there are one or more Non-Cash Pay Second Lien Refinancings, the securities issued in any such refinance (the “Non-Cash Pay Refinanced Securities”), Andrew Conru and his Affiliates, in their capacity as holders of Non-Cash Pay Second Lien Securities or Non-Cash Pay Refinanced Securities, as the case may be, shall have the right to consent to any amendment to Section 2.18(a) of the Senior Lien Indenture (or its equivalent provision in a Refinance) that would (A) reduce the Excess Cash Flow repayment percentage below seventy-five percent (75%) or (B) decrease the frequency of the quarterly repayment of Excess Cash Flow and (ii) in any event (except in an Insolvency Proceeding) the maturity date of such Refinancing debt does not extend beyond the Non-Cash Pay Second Lien Maturity Date.  To the extent that the principal amount of any Refinancing debt exceeds the maximum principal amount that may constitute a Permitted Refinancing, then the sole remedy of the Second Lien Claimholders as to that circumstance shall be that all Liens securing Non-Cash Pay Second Lien Obligations and all Liens securing Cash Pay Second Lien Obligations will be senior in all respects and prior to any Lien on the Collateral securing the Excess Senior Lien Obligations, and all Liens securing the Excess Senior Lien Obligations will be junior and subordinate in all respects to any Lien securing Non-Cash Pay Second Lien Obligations and any Lien securing Cash Pay Second Lien Obligations.  With respect to the Excess Senior Lien Obligations and the Collateral, the Senior Lien Claimholders will have rights and obligations analogous to the rights and obligations that the Second Lien Claimholders have under this Agreement with respect to the Second Lien Obligations and the Collateral, and the Cash Pay Second Lien Claimholders and the Non-Cash Pay Second Lien Claimholders will have rights and obligations analogous to the rights and obligations that the Senior Lien Claimholders have under this Agreement with respect to the Collateral and the Senior Lien Obligations not in excess of the maximum principal amount that may constitute a Permitted Refinancing.  For the avoidance of doubt, other than the Excess Senior Lien Obligations being subordinate in priority as described above, the Second Lien Claimholders shall have no other remedy under this Agreement by virtue of the circumstance that the principal amount of any Refinancing debt exceeds the maximum principal amount that may constitute a Permitted Refinancing.  With respect to any Refinanced Senior Lien Obligations that do not constitute Excess Senior Lien Obligations, the Senior Lien Claimholders shall have the same rights and obligations vis-à-vis the Second Lien Claimholders as it currently has with respect to the Senior Lien Obligations under this Agreement.  The collateral agent under such Refinancing debt shall execute a joinder agreement pursuant to Section 6.5 of this Agreement.  Except as expressly set forth herein, no waiver, consent or amendment by the Senior Lien Claimholders or the Cash Pay Second Lien Claimholders of any covenant or condition under the Senior Lien Note Documents or the Cash Pay Second Lien Note Documents, nor any waiver by the Senior Lien Claimholders or the Cash Pay Second Lien Claimholders of a breach under the Senior Lien Note Documents or the Cash Pay Second Lien Note Documents, shall act as a waiver of, or otherwise cure, any cross default arising under the Non-Cash Pay Second Lien Note Documents, and any such cross default under the Non-Cash Pay Second Lien Note Documents shall constitute a continuing “Event of Default” under the Non-Cash Pay Second Lien Note Documents until waived by the Non-Cash Pay Second Lien Claimholders pursuant to the Non-Cash Pay Second Lien Indenture.

(b)           No Second Lien Note Document may be amended, supplemented or otherwise modified or entered into without the prior written consent of the Senior Lien Collateral Agent; provided, however, the Cash Pay Second Lien Note Documents may be amended without the prior written consent of the Senior Lien Collateral Agent to conform such documents to the terms and conditions set forth in any concurrent amendment to the Senior Lien Note Documents except (i) with respect to any terms and conditions in the Senior Lien Note Documents relating to Collateral, Liens and any Enforcement Action and the exercise of rights with respect to the same or (ii) to the extent it would be inconsistent with the terms of this Agreement or the other Senior Lien Note Documents.

(c)           No amendment by the Second Lien Claimholders of any Second Lien Note Document shall apply to any of the Senior Lien Note Documents.  No waiver, consent or amendment by the Second Lien Claimholders of any covenant or condition under the Second Lien Note Documents, nor any waiver by the Second Lien Claimholders of a breach under the Second Lien Note Documents, shall act as a waiver of, or otherwise cure, any cross default arising under the Senior Lien Note Documents, and any such cross default under the Senior Lien Note Documents shall constitute a continuing Event of Default under the Senior Lien Note Documents until waived by the Senior Lien Claimholders pursuant to the Senior Lien Indenture.

(d)           The Non-Cash Pay Second Lien Claimholders agree that each Non-Cash Pay Second Lien Security shall include the following legend or language (or language to similar effect approved by the Senior Lien Collateral Agent), and shall be surrendered for application of such legend thereto:

“Payment of principal and interest under this Security and enforcement of any security for the timely payment hereof, is strictly subject to the provisions of the Intercreditor and Subordination Agreement dated as of October 27, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Interactive Network, Inc., a Nevada corporation, Friendfinder Networks Inc., a Nevada corporation (“FFN”), each subsidiary of FFN that executed the Intercreditor Agreement or a joinder thereto, and U.S. Bank National Association (“U.S. Bank”), in its capacity as Senior Lien Trustee and Senior Lien Collateral Agent, U.S. Bank in its capacity as Cash Pay Second Lien Trustee and Cash Pay Second Lien Trustee and U.S. Bank, as Non-Cash Pay Second Lien Trustee and Non-Cash Pay Collateral Agent, including, their respective successors and assigns from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Security, the terms of the Intercreditor Agreement shall govern and control.”

(e)           The Cash Pay Second Lien Claimholders agree that each Cash Pay Second Lien Security shall include the following legend or language (or language to similar effect approved by the Senior Lien Collateral Agent), and shall be surrendered for application of such legend thereto:

“This Security is strictly subject to the provisions of the Intercreditor and Subordination Agreement dated as of October 27, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Interactive Network, Inc., a Nevada corporation, Friendfinder Networks Inc., a Nevada corporation (“FFN”), each subsidiary of FFN that executed the Intercreditor Agreement or a joinder thereto and U.S. Bank National Association (“U.S. Bank”), in its capacity as Senior Lien Trustee and Senior Lien Collateral Agent, U.S. Bank in its capacity as Cash Pay Second Lien Trustee and Cash Pay Second Lien Trustee and U.S. Bank, as Non-Cash Pay Second Lien Trustee and Non-Cash Pay Collateral Agent, including, their respective successors and assigns from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Security, the terms of the Intercreditor Agreement shall govern and control.”

6.4           Bailee for Perfection.  The Senior Lien Collateral Agent agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) for the benefit of the Senior Lien Claimholders and the Second Lien Claimholders and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section.  The Senior Lien Collateral Agent shall have the sole and exclusive right and authority to take any action with respect to the Control Collateral until the Discharge of Senior Lien Obligations shall have occurred and no Second Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the Senior Lien Collateral Agent in any respect.  The rights of the Second Lien Claimholders in the Control Collateral shall at all times be subject to the terms of this Agreement and to the Senior Lien Collateral Agent’s rights under the Senior Lien Note Documents.  The Senior Lien Collateral Agent shall not have by reason of the Second Lien Note Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Lien Claimholder.  Upon the Discharge of Senior Lien Obligations, the Senior Lien Collateral Agent shall deliver to the Second Lien Claimholders or their designee the Control Collateral together with any necessary endorsements (or otherwise allow the Second Lien Claimholders to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct.

6.5           Refinancing of Senior Lien Obligations; Joinder of New Agent.  If at any time the Issuers, substantially concurrently with the Discharge of Senior Lien Obligations, enter into a Permitted Refinancing, then such Discharge of Senior Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Permitted Refinancing shall automatically be treated as Senior Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Senior Lien Collateral Agent under such Senior Lien Note Documents shall be the Senior Lien Collateral Agent for all purposes of this Agreement, provided that if the amount of the Refinancing exceeds the amount of a Permitted Refinancing, then the Excess Senior Lien Obligations shall be treated pursuant to Section 6.3(a).  Upon receipt of a notice stating that the Issuers have entered into a new Senior Lien Note Document pursuant to a  Permitted Refinancing (which notice shall include the identity of the new collateral agent, such collateral agent, the “New Senior Lien Collateral Agent”), and upon payment to them of any fees due to them as a result of the Permitted Refinancing as contemplated in the definition thereof, the Second Lien Claimholders shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Issuers or such New Senior Lien Collateral Agent shall reasonably request in order to provide to the New Senior Lien Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Senior Lien Collateral Agent any pledged Collateral then held by them together with any necessary endorsements (or otherwise allow the New Senior Lien Collateral Agent to obtain control of such pledged Collateral).  The New Senior Lien Collateral Agent shall agree to be bound by the terms of this Agreement.  If the new Senior Lien Obligations under the new Senior Lien Note Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents.

                6.6           Assignment of Second Lien Obligations.  Each Second Lien Claimholder agrees that it will not sell, assign or transfer, any of its respective Second Lien Obligations or the Second Lien Note Documents to any Person, and the Second Lien Trustee shall not permit any such sale, assignment or transfer, unless such sale, assignment or transfer satisfies the following criteria: (i) such sale, assignment or transfer does not violate the provisions of the applicable Second Lien Indenture and (ii) such Person agrees to be bound by this Agreement in such Person’s capacity as the holder of Second Lien Obligations.

6.7           Bankruptcy.

(a)           This Agreement shall be applicable both before and after the filing of any petition by or against any Grantor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as a debtor-in-possession.

(b)           This Agreement shall constitute a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code and in any Insolvency Proceeding the Second Lien Claimholders agree not to directly or indirectly seek, solicit, support or encourage any plan of reorganization or liquidation of any Obligor that is inconsistent with the terms, provisions and covenants of this Agreement.  The Second Lien Claimholders agree not to seek to subordinate, recharacterize or challenge any of the Senior Lien Obligations or the Liens securing the Senior Lien Obligations.  Notwithstanding anything to the contrary set forth in this Agreement, the prohibition on the maturity date of any Refinancing of the Senior Lien Obligations extending beyond the Non-Cash Pay Second Lien Maturity Date shall have no effect in an Insolvency Proceeding.  This Section 6.7(b) is an agreement between the Senior Lien Claimholders and the Second Lien Claimholders and not the Obligors.

6.8           Post Petition Financing; Cash Collateral.

(a)           If any Grantor shall become subject to a case under the Bankruptcy Code and such Grantor as debtor-in-possession (or a trustee appointed on behalf of such Grantor) shall move for either (x) approval of financing (“DIP Financing”) to be provided by any one or more of the Senior Lien Claimholders under Section 364 of the Bankruptcy Code with the consent of the Senior Lien Collateral Agent or as otherwise to be provided by another Person with the consent of the Senior Lien Collateral Agent or (y) the use of cash collateral with the consent of the Senior Lien Collateral Agent under Section 363 of the Bankruptcy Code, the Second Lien Collateral Agents on behalf of the Second Lien Claimholders agree as follows:  until the Discharge of Senior Lien Obligations, (i) such DIP Financing (including any Senior Lien Obligations which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the assets of the Grantors which may be superior or pari passu in priority to the Liens on the assets of the Grantors held by any other Person, and (ii) the Second Lien Claimholders shall not contest or oppose in any manner such DIP Financing or cash collateral use and shall be deemed to have waived any objections to such financing or cash collateral use, including by any objection alleging Grantors' failure to provide “adequate protection” for the Liens of the Second Lien Claimholders or otherwise, as long as (A) the Second Lien Claimholders retain a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same relative priority to the Senior Lien Claimholders as existed prior to the commencement of the case under the Bankruptcy Code (but also junior in priority to the Liens securing such DIP Financing), (B) the Second Lien Claimholders receive a replacement Lien on post-petition assets, with the same relative priority to the Senior Lien Claimholders as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such DIP Financing, provided that the inability of the Second Lien Claimholders to receive a Lien on actions under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this clause), and (C) such DIP Financing or use of cash collateral is subject to the terms of this Agreement.  If the Senior Lien Collateral Agent objects to any motion by a Grantor for use of cash collateral under Section 363 of the Bankruptcy Code or to incur financing under Section 364 of the Bankruptcy Code, then at the written request of the Senior Lien Collateral Agent, the Second Lien Collateral Agent on behalf of the Second Lien Claimholders shall, if the Discharge of Senior Lien Obligations has not occurred, join the objection by the Senior Lien Collateral Agent.  Second Lien Claimholders shall not, directly or through an affiliate or a Second Lien Collateral Agent, seek to provide DIP Financing secured by Liens equal or senior to the Liens of the Senior Lien Claimholders, without the prior written consent of the Senior Lien Collateral Agent.

(b)           Notwithstanding the foregoing provisions in this Section 6.8, in any Insolvency Proceeding, (i) if the Senior Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral, the Second Lien Claimholders may seek adequate protection in the form of a Lien on such additional or replacement collateral, which Lien, if granted, will be subordinate to the Liens securing the Senior Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated under this Agreement (provided that any failure of the Second Lien Claimholders to obtain such adequate protection shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Claimholders pursuant to Section 6.8(a)), and (ii) in the event any Second Lien Claimholder seeks or requests such adequate protection in respect of Second Lien Obligations, then (A) such adequate protection shall be limited to a Lien on additional or replacement collateral, and (B) Senior Lien Claimholders may seek and obtain, and each Second Lien Claimholder hereby consents to the granting of, a Lien on such additional collateral as security for the Senior Lien Obligations and such Lien shall be senior in priority to the Lien of the Second Lien Claimholders on the same basis as the other Liens securing the Senior Lien Obligations are senior to Liens securing the Second Lien Obligations under this Agreement.  If and to the extent such additional or replacement Liens are insufficient to provide adequate protection of the interests of the Second Lien Claimholders, then the Second Lien Claimholders shall be entitled to assert a claim under Section 507(b) of the Bankruptcy Code in the amount of any such insufficiency; provided, however, that any such claim under Section 507(b) shall be subordinate in right of payment to the Discharge of Senior Lien Obligations.

(c)           The Second Lien Claimholders may seek post-petition interest and/or adequate protection payments (other than cash interest payments until the Discharge of Senior Lien Obligations) in any Insolvency Proceeding, and the Senior Lien Collateral Agent and/or the Senior Lien Claimholders may oppose such motions.  If the Second Lien Claimholders receive post-petition interest and/or adequate protection payments in an Insolvency Proceeding (“Second Lien Bankruptcy Payments”), and Discharge of Senior Lien Obligations does not occur upon first to occur of the effective date of the plan of reorganization for, or conclusion of, that Insolvency Proceeding, then, the Second Lien Claimholders shall pay over to the Senior Lien Claimholders pursuant to Section 4.3 an amount equal to the lesser of (i) the Second Lien Bankruptcy Payments and (ii) the amount by which the Senior Lien Obligations have not been Paid in Full.

6.9           Sale of Collateral; Waivers.  The Second Lien Claimholders agree that, until the Discharge of Senior Lien Obligations, they will limit objections to a sale or other disposition of any assets securing the Senior Lien Obligations under the Senior Lien Note Documents (or any portion thereof) free and clear of Liens, claims and other interests under the Bankruptcy Code, including Sections 363, 365 and 1129, if the Senior Lien Collateral Agent has consented to such sale or other disposition to those objections that are available in Section 6.11.  Until the Discharge of Senior Lien Obligations, at the written request of the Senior Lien Collateral Agent, the Second Lien Collateral Agents and the Second Lien Claimholders will object to any such sale.  The Second Lien Claimholders waive (x) any claim they may now or hereafter have arising out of the Senior Lien Claimholders' election of the application of Section 1111(b)(2) of the Bankruptcy Code and (y) any right to assert or enforce any claim under section 506(c) or 552 of the Bankruptcy Code as against Senior Lien Claimholders or any of the Collateral to the extent securing the Senior Lien Obligations.  The Second Lien Collateral Agents and the Second Lien Claimholders agree not to, until the Discharge of Senior Lien Obligations, (i) initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding opposing a motion by the Senior Lien Collateral Agent to lift the automatic stay, or (ii) propose or vote (to the extent such vote is required to satisfy Section 1129(a)(10) of the Bankruptcy Code) in favor of any chapter 11 plan that seeks confirmation under Section 1129(b)(2) of the Bankruptcy Code with respect to the Senior Lien Obligations.

6.10           Notice of Claims.  The parties acknowledge and agree that (i) the claims and interests of the Senior Lien Claimholders under the Senior Lien Note Documents are substantially different from the claims and interests of the Second Lien Claimholders under the Second Lien Note Documents and (ii) such claims and interests should be treated as separate classes for purposes of Section 1122 of the Bankruptcy Code.  If the claims and interests of the Cash Pay Second Lien Claimholders under the Cash Pay Second Lien Note Documents are deemed to be a separate class for purposes of Section 1122 of the Bankruptcy Code, the Cash Pay Second Lien Claimholders agree to vote as directed by the Required Holders as described in clause (b) of the definition thereof.

6.11           Rights as Unsecured Creditors.  Except as otherwise limited herein, in any Insolvency Proceeding the Second Lien Claimholders may exercise rights and remedies as unsecured creditors (whether or not such Second Lien Claimholders in fact hold such a claim) against any Grantor in accordance with the Second Lien Note Documents and applicable law so long as not otherwise inconsistent with the terms of this Agreement; provided that, whether or not any Insolvency Proceeding has commenced or is ongoing, any judgment Lien obtained by a Second Lien Claimholder at any time as a result of such exercise of rights will be included in the Second Lien Collateral and be subject to this Agreement for all purposes (including in relation to the Senior Lien Obligations).

6.12           Separate Grants of Security and Separate Classification.  The Second Lien Collateral Agents on behalf of each Second Lien Claimholder acknowledge and agree that (i) the grants of Liens pursuant to the Senior Lien Collateral Documents and the Second Lien Collateral Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the Senior Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Issuers and the Guarantors in respect of the Collateral with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the Senior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, premiums, if any, and other claims, all amounts owing in respect of post-petition interest, fees, expenses, premiums, if any, the Applicable Prepayment Premium and any payment or property received in an Insolvency Proceeding on account of any “secured claim” (within the meaning of section 506(b) of the Bankruptcy Code or similar Bankruptcy Law) before any distribution is made in respect of the claims held by the Second Lien Claimholders, with the Second Lien Claimholders hereby acknowledging and agreeing to turn over to the Senior Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

6.13           Avoidance Issues.  If any Senior Lien Claimholder is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any Recovery, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the claims of the Senior Lien Claimholders shall be reinstated pursuant to Section 8.18.  The Second Lien Claimholders further agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over to the Senior Lien Collateral Agent for application in accordance with the priorities set forth in this Agreement pursuant to Section 4.3, until the Discharge of Senior Lien Obligations.

6.14           Reorganization Securities.  If, in any Insolvency Proceeding, debt obligations of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Lien Obligations and on account of Second Lien Obligations, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to such debt obligations.  This Agreement shall not apply to any equity securities of the reorganized debtor that are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Lien Obligations and on account of Second Lien Obligations.

6.15           Post-Petition Interest.

No Second Lien Claimholder shall, nor shall any Second Lien Collateral Agent, oppose or seek to challenge any claim by the Senior Lien Collateral Agent or any Senior Lien Claimholder for allowance in any Insolvency Proceeding of Senior Lien Obligations consisting of post-petition interest, premiums, if any, the Applicable Prepayment Premium, fees or expenses to the extent of the value of the Senior Lien Claimholder’s Lien, without regard to the existence of the Liens of the Second Lien Claimholders on the Collateral.

Section 7.                      Reliance; Waivers; Etc.

7.1           Reliance.  Other than any reliance on the terms of this Agreement, the Senior Lien Claimholders under the Senior Lien Note Documents acknowledge that such Senior Lien Claimholders have, independently and without reliance on the Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Senior Lien Note Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Lien Indenture or this Agreement.  The Second Lien Claimholders acknowledge that they have, independently and without reliance on the Senior Lien Collateral Agent or any Senior Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Note Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Note Documents or this Agreement.

7.2           No Warranties or Liability.  The Senior Lien Claimholders acknowledge and agree that neither the Second Lien Collateral Agents nor any of the Second Lien Claimholders have made an express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Subject to the provisions of this Agreement, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Note Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Nothing contained herein affects the right of the Non-Cash Pay Second Lien Claimholders from converting the Non-Cash Pay Second Lien Securities into Capital Stock of FFN upon the consummation of a Qualified Initial Public Offering in accordance with the terms of the Non-Cash Pay Second Lien Indenture.  The Second Lien Claimholders acknowledge and agree that the Senior Lien Collateral Agent and the Senior Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Senior Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Senior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Second Lien Claimholders shall have no duty to the Senior Lien Collateral Agent or any of the Senior Lien Claimholders, and the Senior Lien Collateral Agent and the Senior Lien Claimholders shall have no duty to the Second Lien Collateral Agents and the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Issuers or any Guarantor (including the Senior Lien Note Documents and the Second Lien Note Documents), regardless of any knowledge thereof with which they may have or be charged.

7.3           No Waiver of Lien Priorities.

(a)           No right of the Senior Lien Claimholders, the Senior Lien Collateral Agent or any of them acting collectively to enforce any provision of this Agreement or any Senior Lien Note Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or any other Grantor or by any act or failure to act of any Second Lien Claimholder or the Second Lien Collateral Agent in a manner that is inconsistent with the terms, provisions and covenants of this Agreement, any of the Senior Lien Note Documents or any of the Second Lien Note Documents, regardless of any knowledge thereof with which the Senior Lien Collateral Agent or the Senior Lien Claimholders, or any of them, may have or be otherwise charged;

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Issuers and the other Grantors under the Senior Lien Note Documents and subject to the provisions of Section 6.3(a) of this Agreement), the Senior Lien Claimholders, the Senior Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the Senior Lien Note Documents and/or applicable law, without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Agents or the Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agents or the Second Lien Claimholders are affected, impaired or extinguished thereby) do any one or more of the following:

(i)           Subject to Section 6.3(a), change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Lien Obligations or any Lien on any Senior Lien Collateral or guaranty thereof or any liability of the Issuers or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Lien Obligations or issuance by Issuers of any secured Indebtedness permitted under the Senior Lien Indenture, without any restriction as to the amount, tenor or terms of any such increase or extension or issuance, all of which shall constitute Senior Lien Obligations) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Senior Lien Collateral Agent or any of the Senior Lien Claimholders, the Senior Lien Obligations or any of the Senior Lien Note Documents;

(ii)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Lien Collateral or any liability of the Issuers or any other Grantor to the Senior Lien Claimholders or the Senior Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)           settle or compromise any Senior Lien Obligation or any other liability of the Issuers or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Lien Obligations) in any manner or order; and

(iv)           exercise or delay in or refrain from exercising any Enforcement Action against the Issuers or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Issuers, any other Grantor or any Senior Lien Collateral and any security and any guarantor or any liability of the Issuers or any other Grantor to the Senior Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

Senior Lien Claimholders shall use commercially reasonable efforts to provide reasonable prior notice to the Second Lien Collateral Agents of the occurrence of an event specified in this Section 7.3(b), provided that if prior notice is not practicable, then commercially reasonable efforts will be used to deliver such notice promptly after such action, provided that the failure of the Senior Lien Claimholders to deliver such notice promptly to the Second Lien Collateral Agents pursuant to this provision shall not, in and of itself, constitute a basis for objecting to or otherwise challenging the validity and enforceability of such action.

(c)           Except as qualified by Section 7.3(e), the Second Lien Collateral Agents and the Second Lien Claimholders also agree that the Senior Lien Claimholders and the Senior Lien Collateral Agent shall have no liability to the Second Lien Claimholders and the Second Lien Collateral Agent, and the Second Lien Collateral Agents on behalf of themselves and the Second Lien Claimholders hereby waive any claim against any Senior Lien Claimholder or the Senior Lien Collateral Agent, arising out of any and all actions which the Senior Lien Claimholders or the Senior Lien Collateral Agent may take or permit or omit to take with respect to:  (i) the Senior Lien Note Documents, (ii) the collection of the Senior Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Senior Lien Collateral.  Except as qualified by Section 7.3(e), the Second Lien Collateral Agents and the Second Lien Claimholders agree that the Senior Lien Claimholders and the Senior Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the Senior Lien Collateral, the Senior Lien Obligations or otherwise.

(d)           The Second Lien Collateral Agents and the Second Lien Claimholders agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

(e)           The Senior Lien Collateral Agent and the Senior Lien Claimholders agree that all actions taken by them in respect of a disposition of Collateral under this Section 7.3, whether consensually or by foreclosure, shall be subject to the commercial reasonableness requirement of Section 3.1(e) of this Agreement.

7.4           Obligations Unconditional.  All rights, interests, agreements and obligations of the Senior Lien Collateral Agent and the Senior Lien Claimholders and the Second Lien Collateral Agents and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Senior Lien Note Documents or any Second Lien Note Documents;

(b)           except as otherwise set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Lien Note Document or any Second Lien Note Document;

(c)           any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency Proceeding in respect of the Issuers or any other Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Issuers or any other Grantor in respect of the Senior Lien Obligations, or of the Second Lien Collateral Agents or the Second Lien Claimholders in respect of this Agreement.

Section 8.                      Miscellaneous.

8.1           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lien Note Documents or the Second Lien Note Documents, the provisions of this Agreement shall govern and control.

8.2           Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  The Second Lien Collateral Agents and the Second Lien Claimholders hereby waive any right they may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to the Issuers or any other Grantor shall include the Issuers or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Issuers or any other Grantor (as the case may be) in any Insolvency Proceeding.  Subject to Section 8.18, this Agreement shall terminate and be of no further force and effect upon the Discharge of Senior Lien Obligations.

8.3           Amendments; Waivers.  No amendment, modification or waiver of any provision of this Agreement shall be effective unless such amendment, modification or waiver shall be in a writing signed by the Senior Lien Collateral Agent, the Senior Lien Trustee, the Second Lien Collateral Agents and the Second Lien Trustees.  Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, the Issuers shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

8.4           Information Concerning Financial Condition of the Issuers and their Subsidiaries.  The holders of Senior Lien Securities, on the one hand, and the holders of Second Lien Securities, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuers and their Subsidiaries and all endorsers and/or guarantors of the Senior Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Lien Obligations or the Second Lien Obligations.  The Senior Lien Collateral Agent and the Senior Lien Claimholders shall have no duty to advise the Second Lien Collateral Agents or the Second Lien Claimholders of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the Senior Lien Collateral Agent or any of the Senior Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agents or the Second Lien Claimholders, it or they shall be under no obligation (w) to make, and the Senior Lien Collateral Agent and the Senior Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5           Subrogation.  The Second Lien Collateral Agents on behalf of themselves and the Second Lien Claimholders hereby defer enforcement of any rights of subrogation that they may acquire as a result of any payment hereunder until the Discharge of Senior Lien Obligations has occurred.  Upon Discharge of Senior Lien Obligations, the Second Lien Collateral Agents and the Second Lien Claimholders shall be entitled to enforce rights of subrogation in respect of the rights of the Senior Lien Claimholders under the Senior Lien Note Documents to receive payments and distributions of cash, property and securities, and to exercise rights with respect to Collateral, applicable to the Senior Lien Obligations to the extent that distributions otherwise payable to the Second Lien Claimholders have been applied to the Discharge of Senior Lien Obligations, until all amounts payable under the Second Lien Obligations are paid in full.  For purposes of such subrogation, no payments or distributions to the Senior Lien Claimholders of any cash, property or securities that the Second Lien Claimholders would be entitled to receive except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Senior Lien Claimholders by the Second Lien Claimholders, shall, as among the Issuers and their creditors (other than the Senior Lien Claimholders), be treated as a payment or distribution by the Issuers to or on account of the Senior Lien Obligations.  If the Issuers fail to make any payment on the Second Lien Obligations by reason of any provision contained in this Agreement, such failure shall, notwithstanding such provision, constitute a default with respect to the Second Lien Obligations if and to the extent such failure would otherwise constitute such a default in accordance with the terms of the Second Lien Obligations.

8.6           Application of Payments.  All payments received by the Senior Lien Collateral Agent or the Senior Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lien Obligations provided for in the Senior Lien Note Documents.  Except as set forth in Section 6.3, the Second Lien Claimholders assent to any extension or postponement of the time of payment of the Senior Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SENIOR LIEN NOTE DOCUMENT, ANY OTHER SECOND LIEN NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.8           Notices.  All notices to the Second Lien Collateral Agents, the Second Lien  Claimholders and the Senior Lien Claimholders permitted or required under this Agreement shall also be sent to the Senior Lien Collateral Agent.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9           Further Assurances; Applicability of Indemnification and Waivers in favor of the Collateral Agent.  The Senior Lien Collateral Agent on behalf of itself and the Senior Lien Claimholders, the Second Lien Collateral Agents on behalf of themselves and the Second Lien Claimholders, the Issuers and the Guarantors each hereby agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Senior Lien Collateral Agent or the Senior Lien Claimholders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.  Each Issuer, Guarantor, each Senior Lien Claimholder (other than the Senior Lien Collateral Agent), the Second Lien Collateral Agents and each Second Lien Claimholder acknowledges and agrees that the Senior Lien Collateral Agent shall be fully protected by and shall at all times be entitled to enjoy the full benefit of the rights, remedies, indemnities, covenants, obligations and undertakings and other protections in favor of the Senior Lien Collateral Agent that are set forth in Article VII and Section 12.24 of the Senior Lien Indenture in the form in effect on the Issue Date as if set forth herein at length, provided that all limitations on the protection of the Senior Lien Collateral Agent set forth in Article VII and Section 12.24 of the Senior Lien Indenture shall also be equally applicable to the Senior Lien Collateral Agent.

8.10           Governing Law; Jurisdiction; Consent to Service of Process.

(a)           This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement, any other Senior Lien Note Document or any other Second Lien Note Document shall affect any right that any Senior Lien Claimholder or Second Lien Claimholder may otherwise have to bring any action or proceeding relating to this Agreement, any other Senior Lien Note Document or any other Second Lien Note Document against the Issuers, the Guarantors or any of their respective properties in the courts of any jurisdiction.

(c)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Senior Lien Note Document or any Second Lien Note Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.8.  Nothing in this Agreement, any other Senior Lien Note Document or any Second Lien Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.11           Binding on Successors and Assigns.  This Agreement shall be binding upon the Senior Lien Collateral Agent, the Senior Lien Claimholders, the Second Lien Collateral Agents, the Second Lien Claimholders, the Grantors and their respective successors and assigns.

8.12           Specific Performance.  Each of the Senior Lien Collateral Agent, the Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Collateral Agent may demand specific performance of this Agreement.  The Senior Lien Collateral Agent, for itself and on behalf of the Senior Lien Claimholders under the Senior Lien Note Documents, and the Second Lien Collateral Agents, for themselves and on behalf of the Second Lien Claimholders under the Second Lien Note Documents, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Lien Collateral Agent, the Cash Pay Second Lien Collateral Agent or the Non-Cash Pay Second Lien Collateral Agent, as the case may be.

8.13           Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.  This Agreement will become effective when executed by all parties shown on the signature pages hereto.

8.15           Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.  By acceptance of the Senior Lien Securities and guaranties thereof, the holders of the Senior Lien Obligations have authorized and directed the Senior Lien Trustee and the Senior Lien Collateral Agent to enter into this Agreement and bind such holders.  By acceptance of the Cash Pay Second Lien Securities and guaranties thereof, the holders of the Cash Pay Second Lien Obligations have authorized and directed the Cash Pay Second Lien Trustee and the Cash Pay Second Lien Collateral Agent to enter into this Agreement and bind such holders.  By acceptance of the Non-Cash Pay Second Lien Securities and guaranties thereof, the holders of the Non-Cash Pay Second Lien Obligations have authorized and directed the Non-Cash Pay Second Lien Trustee and the Non-Cash Pay Second Lien Collateral Agent to enter into this Agreement and bind such holders.

8.16           No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Senior Lien Claimholders and the Second Lien Claimholders, as applicable to each of them.  No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand.  None of the Issuers, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Issuers nor any other Grantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Issuers or any other Grantor, which are absolute and unconditional, to pay the Senior Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.18           Reinstatement of Rights and Obligations upon Recovery of Payment from Senior Lien Claimholders.  If the Senior Lien Claimholders or the Senior Lien Collateral Agent are required in any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, in respect of the Issuers or the Guarantors, or otherwise to disgorge, turn over or otherwise pay to the estate of any of the Issuers or the Guarantors, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the claims of the Senior Lien Claimholders and the Senior Lien Collateral Agent shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such amount had not been received and the Senior Lien Obligations shall be deemed not to have been Paid in Full.  If this Agreement or any Senior Lien Note Document shall have been terminated prior to such Recovery, this Agreement and each such Senior Lien Note Document shall be reinstated in full force and effect and the liens thereunder deemed reinstated with no loss of relative priority, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto or thereto.  The provisions of this Section 8.18 and agreements of the parties hereto set forth herein, together with other provisions so designated, shall survive the termination of this Agreement.

8.19           Effect of Non-Cash Pay Second Lien Maturity Date.  For avoidance of doubt, the occurrence of the Non-Cash Pay Second Lien Maturity Date shall not have any impact on the agreements of the parties hereto set forth in this Agreement except as expressly contemplated in the definition of “Permitted Refinancing” and Section 6.3(a).

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor and Subordination Agreement as of the date first written above.

SENIOR LIEN TRUSTEE, SENIOR LIEN COLLATERAL AGENT, CASH PAY SECOND LIEN TRUSTEE, CASH PAY SECOND LIEN COLLATERAL AGENT, NON-CASH PAY SECOND LIEN TRUSTEE and NON-CASH PAY SECOND LIEN COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION,
solely as Senior Lien Trustee, Senior Lien Collateral Agent, Cash Pay Second Lien Trustee, Cash Pay Second Lien Collateral Agent, Non-Cash Pay Second Lien Trustee and Non-Cash Pay Second Lien Collateral Agent

By:       /s/ Kathy L. Mitchell
Name: Kathy L. Mitchell
Title:   Vice President

Address for Notices:

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attn:  Kathy L. Mitchell, VP
Telephone:  (860) 241-6832
Telecopier:  (860) 241-6881

With copies to:

Shipman & Goodwin LLP
One Constitution Plaza
Hartford CT  06103
Attn: Leslie L. Davenport
Telephone: (860) 251-5918
Telecopier: (860) 251-5212

Milbank, Tweed, Hadley & McCloy LLP
601 S. Figueroa Street
Los Angeles, CA 90017
Attn:  Neil Wertlieb, Esq.
Telephone:  (213) 892-4410
Telecopier:  (213) 892-4710

Signature Page to Intercreditor and Subordination Agreement

ISSUERS:

INTERACTIVE NETWORK, INC.,
a Nevada corporation

By:          /s/Ezra Shashoua
Name:    Ezra Shashoua
Title:      Chief Financial Officer

FRIENDFINDER NETWORKS INC.,
a Nevada corporation

By:           /s/Ezra Shashoua
Name:      Ezra Shashoua
Title:        Chief Financial Officer

Address for Notices to any Grantor:

FriendFinder Networks Inc.
6800 Broken Sound Parkway NW, Suite 100
Boca Raton, Florida 33487
Attention: General Counsel
Telephone: (561) 912-7030
Telecopier: (561) 912-1747

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention:  Bruce Mendelsohn, Esq.
Telephone:  (212) 872-8817
Telecopier:  (212) 872-1002

[Signature Page to Intercreditor and Subordination Agreement]

GUARANTORS:

GENERAL MEDIA ART HOLDING, INC. GENERAL MEDIA COMMUNICATIONS, INC. GENERAL MEDIA ENTERTAINMENT, INC.
GMCI INTERNET OPERATIONS, INC.
GMI ON-LINE VENTURES, LTD.
PENTHOUSE IMAGES ACQUISITIONS, LTD.
WEST COAST FACILITIES INC.
PMGI HOLDINGS INC.
PURE ENTERTAINMENT
TELECOMMUNICATIONS, INC.
PENTHOUSE DIGITAL MEDIA PRODUCTIONS INC.
VIDEO BLISS, INC.
DANNI ASHE, INC.
SNAPSHOT PRODUCTIONS, LLC
GLOBAL ALPHABET, INC.
SHARKFISH, INC.
TRAFFIC CAT, INC.
BIG ISLAND TECHNOLOGY GROUP, INC.
FASTCUPID, INC.
MEDLEY.COM INCORPORATED
PPM TECHNOLOGY GROUP, INC.
FRIENDFINDER CALIFORNIA INC.
VARIOUS, INC.
TAN DOOR MEDIA INC.
STREAMRAY INC.
CONFIRM ID, INC.
FRNK TECHNOLOGY GROUP
TRANSBLOOM, INC.
STEAMRAY STUDIOS INC.
BIG EGO GAMES INC.

By:           /s/Paul Asher
Name:      Paul Asher
Title:        Vice President

[Signature Page to Intercreditor and Subordination Agreement]